Exhibit 99.1

Investor Contact: Michael J. Carlotti	Media Contact: Laura Olson-Reyes
(702) 584-7995	(702) 584-7742
mcarlotti@ballytech.com	lolson-reyes@ballytech.com

BALLY TECHNOLOGIES, INC. REPORTS RECORD REVENUE OF $997 MILLION AND RECORD DILUTED EPS OF $3.45 FOR THE YEAR ENDED JUNE 30, 2013

•	FOURTH QUARTER REVENUE INCREASES TO A RECORD $264 MILLION WITH RECORD DILUTED EPS OF $0.95

•	SYSTEMS REVENUE SETS ANNUAL RECORD OF $252 MILLION, INCREASING 19 PERCENT FROM PRIOR YEAR

•	WIDE-AREA PROGRESSIVE INSTALLED BASE GROWS 38 PERCENT AND SETS RECORD ANNUAL REVENUE

LAS VEGAS, August 15, 2013 — Bally Technologies, Inc. (NYSE: BYI), a leader in slots, video machines, casino management, interactive applications, and networked and server-based systems for the global gaming industry, today announced record quarterly diluted earnings per share (“Diluted EPS”) of $0.95 and record quarterly revenue of $264 million for the three months ended June 30, 2013.  Diluted EPS was a record $3.45 on record annual revenues of $997 million for the year ended June 30, 2013.

“Fiscal 2013 was a truly momentous year in Bally’s history,” said Ramesh Srinivasan, the Company’s President and Chief Executive Officer.  “We made enormous progress in many different ways, including continued growth in wide-area progressive (“WAP”) units, record Gaming Operations revenue, significant success in new markets like Canada, Illinois, and South Africa, establishing new revenue records in Systems while setting up Systems for further growth in the years ahead, and the launch of Bally content in regulated online jurisdictions.  These achievements position us well for continued growth in fiscal 2014 and beyond.”

Srinivasan added, “The planned acquisition of SHFL entertainment will position us even better as an innovative end-to-end gaming solutions provider.  We remain steadfastly focused on executing well in our core business and are looking forward to this September’s Global Gaming Expo, where we will demonstrate our industry-leading cross-platform solutions for games, systems, and interactive.  We will also demonstrate how well positioned and ready we are to connect operators’ gaming worlds through a single view of the player.”

“Bally remains unwavering in its commitment to shareholder value, as demonstrated by the 38 percent two-year Diluted EPS compound annual growth rate, among many other critical metrics,” said Neil Davidson, the Company’s Chief Financial Officer.  “The growth and stability of our revenues that are recurring in nature continue to provide significant financial flexibility.  With the planned acquisition of SHFL entertainment we now expect to utilize the majority of our excess free cash flow to repay debt.  Since June 30, we have paid down an additional $45 million on our revolving credit facility placing our leverage at 1.7x.”

Fiscal Year 2013 Highlights

	Three Months Ended June 30,				Year Ended June 30,
	2013	% Rev	2012	% Rev	2013	% Rev	2012	% Rev
	(dollars in millions, except per share amounts)
Revenues:
Gaming Equipment	$88.7	34%	$96.8	39%	$339.8	34%	$310.7	35%
Gaming Operations	102.8	39%	93.7	38%	405.0	41%	357.4	41%
Systems	72.9	27%	55.3	23%	252.2	25%	211.7	24%
Total revenues	$264.4	100%	$245.8	100%	$997.0	100%	$879.8	100%

Gross Margin:
Gaming Equipment (1)	$44.0	50%	$44.8	46%	$170.6	50%	$139.8	45%
Gaming Operations	71.0	69%	67.1	72%	282.8	70%	257.7	72%
Systems (1)	57.7	79%	40.9	74%	192.6	76%	155.9	74%
Total gross margin	$172.7	65%	$152.8	62%	$646.0	65%	$553.4	63%

Selling, general and administrative	$72.1	27%	$62.7	26%	$276.7	28%	$245.0	28%
Research and development costs	30.3	11%	25.6	10%	111.1	11%	96.2	11%
Loss contingency accrual	—	—	10.0	4%	—	—	10.0	1%
Depreciation and amortization	5.7	3%	5.7	2%	22.7	3%	22.8	3%
Operating income	$64.6	24%	$48.8	20%	$235.5	24%	$179.4	20%
Adjusted EBITDA	$87.5		$81.8		$332.5		$282.5
Diluted EPS	$0.95		$0.61		$3.45		$2.28

(1)	Gross Margin from Gaming Equipment and Systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

	Three Months Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
Operating Statistics
New gaming devices	4,911	5,322	19,007	16,504
New unit Average Selling Price (“ASP”)	$16,224	$17,182	$16,411	$17,044

	As of June 30,
	2013	2012
End-of-period installed base:
Linked progressive systems	2,463	1,792
Rental and daily-fee games	14,855	14,890
Lottery systems	11,846	11,718
Centrally determined systems	35,284	47,633

Highlights of Certain Results for the Three Months Ended June 30, 2013

Overall

•                Total revenue increased 8 percent to a quarterly record $264 million as compared with $246 million last year.

•                Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, including share-based compensation), a non-GAAP financial measure, increased 7 percent to a quarterly record $88 million as compared with $82 million last year.

•                Selling, general and administrative expenses (“SG&A”) increased to 27 percent of total revenues as compared with 26 percent last year, driven by an increase in payroll to support key new markets.

•                Research and development expenses (“R&D”) increased to 11 percent of total revenues as compared with 10 percent last year.

•                Operating income increased 32 percent to a quarterly record $65 million compared with $49 million last year.  Operating margin increased to 24 percent from 20 percent last year.  The prior period included a loss contingency of $10 million related to certain legal matters.

•                Diluted EPS increased 56 percent to a quarterly record $0.95 from $0.61 last year. Non-GAAP EPS increased 22 percent to $0.95 from $0.78 last year.

Gaming Equipment

•                Revenues decreased 8 percent to $89 million as compared with $97 million last year, driven by fewer new casino openings.  Current period sales included the shipment of 200 Canadian video lottery terminals (“VLT”), as well as the shipment of 713 units into the Illinois video gaming terminal (“VGT”) market.

•                ASP of new gaming devices decreased 6 percent to $16,224 per unit from $17,182 last year, primarily as a result of a higher mix of lower-ASP VLT and VGT units sold in the quarter.

•                New-unit sales to international customers were 24 percent of total new-unit shipments.

•                Gross margin increased to 50 percent from 46 percent last year, due to continued cost reductions on the Pro Series™ line of cabinets and sales mix.

Gaming Operations

•                Revenues increased 10 percent to a quarterly record $103 million as compared with $94 million last year, driven primarily by a 38 percent growth in the installed base of WAP games, as well as record quarterly lottery systems revenue.

•                Gross margin decreased to 69 percent from 72 percent last year, primarily due to higher jackpot expense and higher depreciation expense.

Systems

•                Revenues increased 32 percent to a quarterly record $73 million as compared with $55 million last year.

•                Maintenance revenues increased 25 percent to a quarterly record $25 million as compared with $20 million last year.

•                Gross margin increased to 79 percent from 74 percent last year, primarily as a result of the change in product mix.  Specifically, hardware sales were 28 percent of systems revenues, and software and service sales were 38 percent, as compared to 29 percent for hardware and 35 percent for software and services in the same period last year.

Highlights of Certain Results for the Fiscal Year Ended June 30, 2013

Overall

•                Total revenue increased 13 percent to a record $997 million as compared with $880 million last year.

•                Adjusted EBITDA increased 18 percent to a record $332 million as compared with $282 million last year.

•                SG&A remained constant at 28 percent of total revenues.

•                R&D remained constant at 11 percent of total revenues.

•                Operating income increased 31 percent to a record $236 million compared with $179 million last year.  Operating margin increased to 24 percent from 20 percent last year.  The prior period included a loss contingency of $10 million related to certain legal matters.

•                Diluted EPS increased 51 percent to a record $3.45 from $2.28 last year.  Non-GAAP EPS increased 41 percent to $3.45 from $2.45 last year.

Gaming Equipment

•                Revenues increased 9 percent to $340 million as compared with $311 million last year, driven by higher domestic replacement sales, including 2,226 Canadian VLT shipments, as well as by 1,943 shipments into the Illinois VGT market.

•                ASP of new gaming devices decreased 4 percent to $16,411 per unit from $17,044 last year, primarily as a result of a higher mix of lower-ASP VLT and VGT units sold.

•                New-unit sales to international customers were 19 percent of total new-unit shipments.

•                Gross margin increased to 50 percent from 45 percent last year, due to continued cost reductions on certain models of the Pro Series cabinets and sales mix.

Gaming Operations

•                  Revenues increased 13 percent to a record $405 million as compared with $357 million last year, driven by 38 percent growth in the installed base of WAP games, as well as record annual lottery systems revenue.

•                  Gross margin decreased to 70 percent from 72 percent last year, primarily due to higher jackpot expense.

Systems

•                  Revenues increased 19 percent to a record $252 million as compared with $212 million last year.

•                  Maintenance revenues increased 22 percent to a record $91 million as compared with $75 million last year.

•                  Gross margin increased to 76 percent from 74 percent last year, primarily as a result of the change in mix of products.  Specifically, hardware sales were 30 percent of systems revenues, and software and service sales were 34 percent, as compared to 32 percent for hardware and 33 percent for software and services in the same period last year.

Fiscal 2014 Business Update

The Company reiterated fiscal 2014 guidance for Diluted EPS of $3.70 to $4.05 provided on July 16, 2013.  As a result of normal seasonal trends, the timing of new openings and major systems installs, the Company expects that its Diluted EPS in the second half of fiscal 2014 will exceed the first half, with the second quarter being stronger than the first quarter.  This guidance anticipates continued year-over-year growth in each of game sales, gaming operations, and systems revenues.  This guidance does not reflect the impact of the planned acquisition of SHFL entertainment or any acquisition-related costs or savings.

The Company has provided this range of earnings guidance for fiscal 2014 to give investors general information on the overall direction of its business at this time. The guidance provided is subject to numerous uncertainties, including, among others, overall economic and capital-market conditions, the market for gaming devices and systems, changes in gaming legislation, the timing of new jurisdictions and casino openings, the timing and completion of new systems installations, competitive product introductions, complex revenue-recognition rules related to the Company’s business, and assumptions about the Company’s new product introductions and regulatory approvals.  The Company does not intend and undertakes no obligation to update its forward-looking statements, including forecasts, potential opportunities for growth in new and existing markets, and future prospects for proposed new products.  Accordingly, the Company does not intend to update guidance during the quarter.  Additional information about the factors that could potentially affect the Company’s financial results included in today’s press release can be found in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures

The following table reconciles the Company’s net income attributable to Bally Technologies, Inc., as determined in accordance with generally accepted accounting principles (“GAAP”), to Adjusted EBITDA:

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in 000s)
Net income attributable to Bally Technologies, Inc.	$37,337	$26,521	$141,444	$101,148
Loss contingency accrual	—	10,000	—	10,000
Interest expense, net	2,986	2,620	12,792	12,157
Income tax expense	21,229	19,295	76,574	63,549
Depreciation and amortization	22,266	20,128	88,272	81,453
Share-based compensation	3,704	3,186	13,380	14,172
Adjusted EBITDA	$87,522	$81,750	$332,462	$282,479

Adjusted EBITDA is a supplemental non-GAAP financial measure used by the Company’s management and by some industry analysts to evaluate the Company’s ability to service debt, and is used by some investors and financial analysts in the gaming industry in measuring and comparing Bally’s leverage, liquidity, and operating performance to other gaming companies.  Adjusted EBITDA should not be considered an alternative to operating income or net cash from operations as determined in accordance with GAAP.  Not all companies calculate Adjusted EBITDA the same way, and the Company’s presentation may be different from those presented by other companies.

The following table reconciles the Company’s Diluted EPS, as determined in accordance with GAAP, to non-GAAP EPS:

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012

Diluted EPS	$0.95	$0.61	$3.45	$2.28
Loss contingency accrual, net of tax	—	0.17	—	0.17
Non-GAAP EPS	$0.95	$0.78	$3.45	$2.45

Non-GAAP EPS is a supplemental non-GAAP financial measure that the Company’s management believes more accurately reflects the Company’s operating results for the periods presented.  Non-GAAP EPS should not be considered an alternative to Diluted EPS as determined in accordance with GAAP.

Earnings Conference Call and Webcast

As previously announced, the Company is hosting a conference call and webcast today at 4:30 p.m. EDT (1:30 p.m. PDT). The conference-call dial-in number is 866-524-3160 or 412-317-6760 (International).  The webcast can be accessed by visiting BallyTech.com and selecting “Investor Relations.” Interested parties should initiate the call and webcast process at least five minutes prior to the beginning of the presentation. For those who miss this event, an archived version will be available at BallyTech.com until September 15, 2013.

About Bally Technologies, Inc.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates, and distributes advanced technology-based gaming devices and systems worldwide, as well as interactive and mobile solutions.  Bally’s product line includes reel-spinning slot machines, video slot machines, wide-area progressives, and Class II, lottery, and central determination games and platforms.  Bally also offers an array of casino management, slot accounting, bonusing, cashless, and table-management solutions.  Additional Company information, including the Company’s investor presentation, can be found at BallyTech.com. Connect with Bally on Facebook, Twitter, YouTube, LinkedIn, and Pinterest.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Forward looking-statements are subject to change and involve risks and uncertainties that could significantly affect future results, including those risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes any expectations expressed in any forward-looking statements are reasonable, future results may differ materially from those expressed in any forward-looking statements. The Company undertakes no obligation to update the information in this press release except as required by law and represents that the information speaks only as of today’s date.

— BALLY TECHNOLOGIES, INC. —

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEAR ENDED JUNE 30, 2013 AND JUNE 30, 2012

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in 000s, except per share amounts)
Revenues:
Gaming equipment and systems	$161,625	$152,080	$592,061	$522,342
Gaming operations	102,777	93,715	404,978	357,417
	264,402	245,795	997,039	879,759
Costs and expenses:
Cost of gaming equipment and systems (1)	59,827	66,416	228,805	226,636
Cost of gaming operations	31,868	26,573	122,188	99,680
Selling, general and administrative	72,099	62,753	276,685	245,043
Research and development costs	30,326	25,581	111,118	96,182
Loss contingency accrual	—	10,000	—	10,000
Depreciation and amortization	5,687	5,686	22,733	22,775
	199,807	197,009	761,529	700,316
Operating income	64,595	48,786	235,510	179,443
Other income (expense):
Interest income	1,590	1,526	5,328	5,221
Interest expense	(4,576)	(4,146)	(18,120)	(17,378)
Other, net	(3,107)	(568)	(6,443)	(2,827)
Income from operations before income taxes	58,502	45,598	216,275	164,459
Income tax expense	(21,229)	(19,295)	(76,574)	(63,549)
Net income	37,273	26,303	139,701	100,910
Less net income (loss) attributable to noncontrolling interests	(64)	(218)	(1,743)	(238)
Net income attributable to Bally Technologies, Inc.	$37,337	$26,521	$141,444	$101,148

Basic and Diluted earnings per share attributable to Bally Technologies, Inc.:
Basic earnings per share	$0.96	$0.63	$3.53	$2.35
Diluted earnings per share	$0.95	$0.61	$3.45	$2.28

Weighted average shares outstanding:
Basic	38,696	42,238	40,120	42,985
Diluted	39,374	43,607	40,992	44,420

(1)         Cost of gaming equipment and systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2013 AND 2012

	June 30, 2013	June 30, 2012
	(in 000s, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$63,220	$32,673
Restricted cash	12,939	13,645
Accounts and notes receivable, net of allowances for doubtful accounts of $14,813 and $14,073	248,497	264,842
Inventories	68,407	75,066
Prepaid and refundable income tax	21,845	13,755
Deferred income tax assets	38,305	42,822
Deferred cost of revenue	22,417	17,615
Prepaid assets	14,527	13,061
Other current assets	2,920	6,980
Total current assets	493,077	480,459
Restricted long-term investments	14,786	12,171
Long-term accounts and notes receivables, net of allowances for doubtful accounts of $1,764 and $3,029	65,456	55,786
Property, plant and equipment, net of accumulated depreciation of $60,556 and $58,823	35,097	30,667
Leased gaming equipment, net of accumulated depreciation of $209,680 and $185,846	113,751	121,151
Goodwill	172,162	171,971
Intangible assets, net	25,076	39,166
Deferred income tax assets	17,944	7,409
Income tax receivable	1,837	12,041
Deferred cost of revenue	12,105	16,542
Other assets, net	27,974	23,104
Total assets	$979,265	$970,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,863	$41,414
Accrued and other liabilities	91,127	85,310
Jackpot liabilities	11,731	11,682
Deferred revenue	62,254	46,314
Income tax payable	11,345	12,226
Current maturities of long-term debt	24,615	17,091
Total current liabilities	226,935	214,037
Long-term debt, net of current maturities	580,000	494,375
Deferred revenue	23,696	26,715
Other income tax liability	12,658	13,922
Other liabilities	16,804	23,943
Total liabilities	860,093	772,992
Commitments and contingencies
Stockholders’ equity:
Special stock, 10,000,000 shares authorized: Series E, $100 liquidation value; 0 and 115 shares issued and outstanding	—	12
Common stock, $.10 par value; 100,000,000 shares authorized; 65,318,000 and 63,150,000 shares issued and 38,855,000 and 42,102,000 outstanding	6,523	6,309
Treasury stock at cost, 26,463,000 and 21,048,000 shares	(1,058,381)	(790,633)
Additional paid-in capital	535,759	489,002
Accumulated other comprehensive loss	(10,692)	(13,477)
Retained earnings	646,339	504,895
Total Bally Technologies, Inc. stockholders’ equity	119,548	196,108
Noncontrolling interests	(376)	1,367
Total stockholders’ equity	119,172	197,475
Total liabilities and stockholders’ equity	$979,265	$970,467